                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

                                December 9, 1999
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                           MILINX BUSINESS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   Suite 3226
                            1001 Fourth Avenue Plaza
                                Seattle, WA 98154
                                      Tel:
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                  206-621-7032
                                  604 647-7600
                          REGISTRANT'S TELEPHONE NUMBER

        Delaware                    000-26421                (New) 91-1954074
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER ID #)

                                 FORESTAY CORP.
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                    FORMER REGISTRANT NAME AND FORMER ADDRESS

   Delaware                      000-26421                     52-2175692
(STATE OR OTHER                 (COMMISSION              (OLD) (I.R.S. EMPLOYER
JURISDICTION OF                 FILE NUMBER)               IDENTIFICATION NO.)
 INCORPORATION)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to a share exchange agreement (the "Exchange Agreement") between Forestay Corporation ("Forestay"), a Delaware corporation, and Milinx Business Group, Inc., a Delaware corporation, at Closing all the outstanding shares of common stock of Forestay Corporation were exchanged for 250,000 shares of common stock and 250,000 Warrants of Milinx Business Group, Inc. ("Milinx" or the "Company") in a transaction in which Forestay became a wholly owned subsidiary of Milinx at the Closing date, December 9, 1999. Milinx has elected successor issuer status under Exchange Act Rule 12g-3 as of December 9, 1999.

The Exchange Agreement was approved by the Directors of Forestay on December 9, 1999. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of Milinx and by the consent of a majority of the shareholders of Milinx on December 8, 1999. This transaction is intended to be a reorganization under IRC Section 368(a)(1)(B).

Milinx will continue to retain Grant Thornton & Co. LLP as the auditor for the new company. Grant Thornton has been the auditor for Milinx and is in the process of performing the Milinx annual audit for the previous fiscal year, thus the Company, as successor registrant of Forestay, is not treating this as a change in registrant's certifying accountant for reporting purposes.

Prior to the exchange, Forestay had 5,000,000 shares of common stock outstanding which shares were exchanged for 250,000 shares of common stock and 250,000 five year Warrants of Milinx at $4.00 exercise price per common share. By virtue of the exchange, Milinx acquired 100% of the issued and outstanding common stock of Forestay.

At October 31, 1999, prior to the effectiveness of the Exchange Agreement, Milinx had an aggregate of 210,000,000 common stock $.001 par value authorized, 8,970,000 shares of common stock issued and outstanding, 100,000,000 Preferred Shares authorized, $.001 par value, 15,000,000 Series A preferred stock $.001 par value authorized, 3,675,000 shares of Series A preferred stock outstanding, 10,000,000 Series B preferred stock authorized, $.001 par value authorized, no shares of Series B preferred stock outstanding, $.001 par value, and 10,000,000 shares of Series C preferred stock $.001 par value authorized, no shares of Series C preferred stock outstanding.

Each share of Series A preferred stock is entitled to 2 times voting rights of the common shares to which they may be converted on all matters on which shareholders are entitled to vote and can be converted into shares of common stock at a ratio of 3 shares of common stock for each share of Series A preferred stock. Series A preferred stock has a preference on dividends, liquidation and merger at $ .32 per share.

Each share of Series B preferred stock is entitled to the voting rights of the common shares to which they may be converted on all matters on which shareholders are entitled to vote and can be converted into shares of common stock at a ratio of 1 share of common stock for each share of

Series B preferred. Series B preferred stock has a preference on liquidation and merger at $2.00 per share.

Each share of Series C preferred stock is entitled to the voting rights of the common shares to which they may be converted on all matters on which shareholders are entitled to vote and can be converted into shares of common stock at a ratio of one share of common stock for each share of Series C preferred. Series C preferred stock has a preference on dividends, liquidation and merger at $1.00 per share.

Series A, Series B and Series C preferred stock have adjustment provisions for sales of common stock by Milinx below $1.00 per share. Holders of Series A preferred stock have a right to convert to shares of common stock one year after issuance. Holders of Series B and Series C preferred stock have a right to convert after December 31, 1999.

The Company may require conversion on various events, including: the election of 51% of the preferred shares outstanding to convert; an acquisition, merger or other action by the Company; after the closing of a public underwriting of $10,000,000; after the Company shall have a net worth of $10,000,000; or after the common stock has been listed on the NASDAQ Stock Market for at least three months. In the event of a mandatory conversion at the election of the Company, any enhanced voting rights or increased conversion rights will be fixed at the time of conversion.

In addition to shares issued and outstanding, there were various options, Units and Warrants outstanding in Milinx at October 31, 1999. These included 1,069,750 1999 Class A Units, 900,000 1999 Internal A Warrants, 650,000 1999 Internal B Warrants, and 2,050,000 Employee Options. Class A Units were sold for $2,139,500, and convert to 1,069,750 common shares and 534,875 International A Warrants for an additional 534,875 Common Shares. Subsequent to October 31, 1999 (see below) an additional 609,000 International A Units were placed @ $1,218,000, which convert to 609,000 common shares, and 304,500 Warrants which convert to 304,500 Common Shares. 1999 Internal A Warrants may be exercised in May, 2000, and are exercisable @ $7.50/common share, with a cashless exercise feature. 1999 Internal B Warrants are exercisable for Preferred Series A Shares @ $6.00/share in June, 2000 with a cashless exercise feature. 700,000 Employee Options are exercisable over time at $2.00 common share, and 1,350,000 Employee Options are exercisable over time and based on certain performance vesting provisions at a range from $.10 to current common market value when exercised.

The Officers and Directors and employees of Milinx will continue as officers and directors and employees of the successor issuer. See "Management" below. The Articles and by-laws of Milinx will continue without change as the Articles and by-laws of the successor issuer.

A copy of the Exchange Agreement is filed as Exhibit 1 to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information as of December 30, 1999 regarding the shareholdings of Milinx's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the units, options or warrants or convertible preferred shares held by each such person or entity), reflecting adjustments made since October 31, 1999:




                                       Amount of Common                                    Percent of
                                       Stock Beneficially            Voting               Common Stock
Name                                   Owned (1)                     Rights(2)        Beneficially Owned(3)

Maynard Dokken (4)                          8,250,000                 16,200,000               47%
President, Director

Mikiko Fujisawa (5)                         2,850,000                  5,400,000               24%
Vice President, Director

Barry Phillips, (6)                           720,000                    720,000                7%
Director

Max Tomaszewski (7)                           350,000                    350,000                4%

James R. Medley, Director (8)                 180,000                    180,000                2%

Credit Assured International (9)            2,300,000                  6,800,000               20%

Milinx International (10)                     375,000                    375,000                4%

Global Factoring Services, Ltd              1,800,000                  1,800,000               16%

North American Funding, Ltd. (11)             920,625                    920,625                9%

Trans Research International Ltd (11)         442,500                    442,500                5%

Millennium 3 Holdings Ltd.(11)              1,155,000                  1,155,000               11%

Dr. Bruce A. Butcher (12)                     775,000                  1,000,000                8%

TPG Capital Corp. (13)                        500,000                    500,000                5%

All directors and
executive officers and 5% or more
beneficial holders as
a group:   (14)                            20,243,125                 35,843,125               80%
-----------------------------------------------------------------------------------------------------------

     (1) Includes Warrants, Options, Preferred as converted to Common.

     (2) Preferred Shares Series A vote two times the Common Shares into which they may be converted on all matters.
     (3) Beneficial ownership reflects equity ownership, and does not reflect enhanced voting rights of Series A Preferred. Percentages reflect only as converted for the particular person or entity and do not assume any other options, warrants, units or preferred shares are as converted for any other person or entity except in the summation, where all person listed as treated as if converted to common shares.
     (4) Maynard Dokken owns 2,250,000 Series A Preferred and 300,000 Common Shares and is married to Mikiko Fujisawa; and he controls Credit Assure International, which owns 750,000 Series A Preferred Shares. He also has 400,000 1999 Internal B Warrants , exchangeable @ $6/share for 400,000 Series A Preferred Shares.
     (5) Mikiko Fujisawa owns 600,000 Series A Preferred Shares and 300,000 Common Shares and is married to Maynard Dokken; she has a minority interest in Credit Assure International and Milinx International. She also has 250,000 1999 Internal B Warrants , exchangeable @ $6/share for 250,000 Series A Preferred Shares.
     (6) Barry Phillips has 70,000 Common Shares, 250,000 Employee Options at $2.00/share, and 400,000 1999 Internal A Warrants exchangeable @ $7.50/share. He also has a minority interest in Credit Assure International Ltd.
     (7) Max Tomaszewski does not include any Employee Options.
     (8) James R. Medley vests in options @ $7.50 common share on a quarterly basis @ 90,000 options per year of service.
     (9) Controlled by Maynard Dokken.
    (10) Controlled by Global Factoring Services Ltd.
    (11) Organized by an affiliate of Global Factoring who disclaims any beneficial interest.
    (12) Dr. Butcher owns 75,000 Series A preferred Shares and 500,000 1999 Internal Warrants. He also has a minority position in Credit Assure International Inc.
    (13) TPG Capital Corporation received 250,000 common shares of Milinx in the Exchange Agreement, and also received, pursuant to a related services agreement $100,000 cash and 250,000 Warrants for five years, transferable and with registration rights, at a strike of $4.00 common Share.
    (14) Percentages calculated on basis of equity interest assuming all Warrants, options and conversions are converted and added to current common shares. As converted does not reflect weighted voting attributes of Series A Preferred Shares.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a) The registrant was acquired from its sole Shareholder, TPG Capital Corporation, for consideration consisting of 250,000 restricted common shares of Milinx, and 250,000 Warrants of Milinx. The Warrants are for a period of five years, and are exchangeable for common shares at $4.00 share. Warrants are assignable, subject to an exemption from registration under the Securities Act of 1933 being available, and have registration provisions in the event of a registered offering by Milinx. Common Shares of the registrant are registered pursuant to ss.12g of the Exchange Act. TPG Capital Corporation held 5,000,000 common shares of the registrant, and all of said shares were transferred to Milinx pursuant to the Exchange Agreement. Pursuant to Exchange Act Rule 12g-3, Milinx elected successor issuer status of the registrant as of the date of the exchange, December 9,

1999. The consideration for the transaction was based on prior sales by the seller of the shares, TPG Capital Corporation of similar businesses, and was arms-length. Milinx paid $100,000.00 in professional fees to complete the exchange.

         (b) Milinx intends to continue developing its business applications products marketed under the "Business Builder Toolbox" label and other business applications, telecommunications, and financial products

ITEM 3.  BUSINESS

Milinx is a development stage company that is developing its business applications products marketed under the "Business Builder Toolbox" label and other business applications, telecommunications, and financial products. Test marketing is underway, and a full marketing program is planned for early 2000.

Milinx is a Delaware corporation and began active operations in February, 1999. It is headquartered in Seattle Washington at 1001 Fourth Avenue Plaza. Principal business operations for product development are being conducted in Vancouver, B.C. through a wholly owned subsidiary, Milinx Business Services, Inc., a B.C. company. Staff of the subsidiary current also support operations of Milinx, although United States operations are planned after development is completed. Milinx Business Services is intended to continue to support development work and staff will be utilized for other Milinx support as appropriate.

Although there is intense interest in business applications services being provided over the Internet, Milinx believes it has a unique package that will enable it to compete against other larger and better-capitalized companies.

         THE FOLLOWING CONTAINS FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE STATED. THE READER SHOULD TAKE PARTICULAR NOTE OF POTENTIAL INHIBITING FACTORS ON PAGE 14 OF THIS REPORT, THE COMPANY'S COMPETITORS SOME OF WHICH ARE LISTED ON PAGES 19 AND 20, AND THE CRITICAL RISK EVALUATION SECTION STARTING ON PAGE 29 OF THIS REPORT.

CURRENT OPERATIONS

Current operations consist of product development and test marketing of the Business Builder Toolkit "BBT". Product development activities and applications are described as follows:

BBT is our acronym for our core service, the Business Builder Toolbox. The BBT is the vehicle for a comprehensive group of applications that are to be made available to Small and Medium Enterprises SMEs throughout North America on a pay for use or rental basis.

The BBT is designed to provide unified messaging and virtual office functionality. It is designed to automatically receive and digitize messages (digitizing when necessary), organize, store, relate, display and transmit digital information. The tables below show the broad characteristics of the as designed service and system information, and consequent user benefits are commented on subsequently. Design is subject to change in the user-test period and thus is outlined as an illustration of proposed functionality only.

FIGURE 1: DESIGNED FUNCTIONALITY OF THE BBT


         --------------------- -------------------------------------------------
                               All incoming messages are stored in digital form.
                               All messages can be accessed by either phone or
                               Internet. Messages can include multiple media,
                               e.g. email with voice mail attachment. Message
                               management by consult, delete, archive, forward,
                               change priority, change visibility. Preview,
                               rewind, fast-forward and skip to end capability.
                               Forward messages to one or many recipients.
          UNIFIED MESSAGING    Faxes can be forwarded to phone numbers.
                               Customizable user greetings.
                               Notification if messages have attachments.
                               Voice on demand responses.
                               Fax on demand responses.
                               Email on demand responses.
                               Available in 6 languages.
         --------------------- -------------------------------------------------
                               Follow-me call forwarding.
                               Text to speech conversion of fax and email
                               messages when accessed by phone. User created,
                               editable address book allowing multiple
                               classifications of addresses.
                               Phone access to address book.
                               Personal calendar, available to others at
                               different levels of access.
          VIRTUAL OFFICE       Event feed delivers
                               important information to personal calendars.
                               Split screen viewing of multiple calendars by
                               multiple users. Calendar event integration with
                               Personal Digital Assistants and smart phones. One
                               button publishing from Netscape composer.
                               Drag and drop document management.
         --------------------- -------------------------------------------------




         FIGURE 2: DESIGNED BBT SYSTEM INFORMATION


         ----------------------- -----------------------------------------------
                                 Responds to voice commands.
                                 By phone, fax or Internet.
          SYSTEM ACCESS          Single message box.
                                 Web or phone selection of password.
                                 User select phone-in password for phone access
                                 to message box.
         ----------------------- -----------------------------------------------
          SYSTEM SPECIFICATION   100% Java, runs on any hardware supported by a
                                 Java Virtual machine.
         ----------------------- -----------------------------------------------

ANTICIPATED SUBSCRIBER BENEFITS Through call-forwarding and text-to-speech conversion, BBT subscribers could receive their voice messages anywhere, at anytime, and could have faxes and e-mails read to them over the phone. The BBT is designed to operate efficiently 24 hours a day, seven days a week. The BBT is designed to file, store, organize and automatically make information available to our subscribers' business contacts, clients and customers. Voice, e-mail, fax and other digital on-demand services will make such information readily available by phone, fax or over the web. The BBT is designed to automatically broadcast material to contact lists by phone, e-mail or fax. The BBT should reduce receptionist and office support costs because it is designed to take messages, send messages, forward calls, call back, follow the subscriber to different numbers and log all activities. It is also designed to store the names and addresses of contacts in an address book, and schedule activities on a calendar and automatically remind the subscriber of appointments.
The BBT is designed to be user-friendly: it is designed to be able to recognize voice commands on the telephone and has an elegant and simple interface on the Internet. Our service is designed for architectural integrity, and hence the same commands are to work on the web and over the telephone.
We have a call center staffed by sales and service professionals who will provide support to subscribers online, by fax, e-mail or telephone. (Not only will they assist with technical operation of the BBT, but they are also intended to promote innovative and effective applications to increase revenue.)



BBT PROPOSED ENHANCEMENTS Our ability to undertake these activities will depend on capital and manpower available and management's assessment of market support.
Early in 2000, it is planned to offer the Sun StarOffice suite of office productivity software, which emulates and enhances the functionality of Microsoft's Office suite. This would as implemented offer our clients a fully functional software suite at a saving of up to 75% per user over the cost of the Microsoft alternative. File compatibility support is to be provided by our sales and customer service call center, and is believed will give unique added value to our offer. Beyond StarOffice, we intend to introduce an ASP version of the Lotus Notes messaging, productivity and collaboration software, which is to be specifically developed to operate on our core technology. This leads to what we believe is an unmatched range of communications capabilities for Milinx clients. With the proposed financial efficiencies of the ASP delivery model, this should be within the financial reach of every Small Medium Enterprise ("SME"). Alongside the introduction of Lotus Notes, we are developing a range of e-commerce functionalities. A major part of our competitive advantage in this will be the security of financial transactions over the internet that we intend to provide through our proprietary technology for which a patent application is on file at the U.S. Patent Office.

The net result of this is intended to provide substantial business communications, messaging and e-commerce functionalities over current known technologies, each area intended to offer a distinct competitive advantage for Milinx, and the totality offering what we believe are industry-leading scope, performance, scalability and reliability.
Looking further ahead, it is our intention to consider the introduction of:
A horizontal Enterprise Information Portal, intended as an authoritative source of business analysis
Online consultancy service
Worldwide Voice Over Internet Service (VOIP) to reduce long distance costs to near zero in many cases, because communications will take place over the Internet.
Video conferencing over secure lines in Local Area Networks (LAN) and video conferencing over wireless networks within Virtual Private Networks (VPN). Integration of all services with wireless Handheld Personal Computers (HPC) and cellular phones.


THE BBT WITHIN THE ASP MARKET
The evolution of the Application Service Provider (ASP) delivery model effectively completes a circular journey in the development of business computing. In the 1960s, computer hardware and software was so expensive and complex to operate that businesses used to rent time on a shared use basis. As prices fell and ease of use increased, computing moved to a desktop PC environment either standalone or on a client/server basis. Inexorable increases in both available computing power and businesses' reliance on information technology "IT" for competitive advantage has led to applications of ever greater complexity and cost, and a commercial imperative for reduced implementation time. Mapping these dynamics onto an environment where IT skills are a scarce and costly resource, and the scene is believed set for widespread acceptance of the ASP delivery model for software and computing power in the 2000s. Currently the ASP market is polarized into high-end services providing either multi-disciplinary Enterprise Resource Planning (ERP) functionality or single discipline ERP functionality such as Human Resources or Supply Chain Management. These are aimed at bigger businesses, and while cheaper than a custom installation, still command substantial financial investments from the user companies. At the other end of the scale are much smaller operations providing a limited range of Unified Messaging functionalities. These tend to suffer from reliability and scalability problems, and hence tend to aim an inexpensive bundle of services at the SOHO (Small Office Home Office) market. The BBT is believed ideally positioned to exploit the gap in this market, by providing a much wider and more sophisticated range of functionalities than the current Unified Messaging companies to the SME sector of businesses. These services will operate at a lesser level of impact on users than the pure ERP application services, but will provide a unique range of important value adding services at, arguably, the larger potential offered by the middle market.


OUR PROPOSED STRATEGIC PARTNERS

In order to achieve Milinx' goal to be a significant global Application Service Provider in our chosen market sector, we have sought out alliances with appropriate businesses which have demonstrated outstanding strengths and capabilities in the Internet.

PERCEIVED ADVANTAGES OF OUR CORE TECHNOLOGY
The technology that is under development is intended to exploit the strengths and synergy of our alliance partner's capabilities. The following table demonstrates our planned system quality:

SYSTEM PLANNED QUALITIES

              o   Capable of managing millions of registered users.

              o To provide universal access to business grade messaging service for entire communities of employees, partners and customers.

              o   High scalability and reliability

              o Advanced management tools to manage roles, logs, users and groups.

              o   Encrypted communication between all components.

              o   Supports offline synchronization.

              o   High performance Java application platform.

              o Full text and attribute searching of documents through built-in verity search engine

              o   Soft switch implementation.

              o   Highly detailed and fully tested disaster recovery plans.

              o Capability of pro-active technology and business application integration and offering through the use of industry class open standards.

              o   Takes advantage of 2 fiberloops with fiber access

              o Uninterruptable Power Supply and independent power generation capability.

              o   Fiber channel based Storage Area Network

              o Worldwide Internet recognized appliances used throughout the implementation.

              o Full redundancy configuration, with built-in resilience and workload balancing

              o   No single point of failure

              o Modular and layered logical design, facilitating market leading soft switch and VOIP performance

              o Installation designed to achieve the highly regarded Cisco Powered Network designation.

ASP INDUSTRY ANALYSIS


OUR DEFINITION OF AN ASP

The ITAA (Information Technology Association of America) has defined an ASP (Application Services Provider) as "Any for-profit company which provides aggregated information technology resources to subscribers/clients remotely via the Internet or other networked arrangement".
The key elements of this rather broad definition are that the provision of resources takes place via the Internet (using a web browser interface, local access or dedicated networking arrangements) and that revenues are earned through a "subscription to" or "rental of" the resource.
The ASP model places a new emphasis on the use of the application rather than on ownership, creating numerous benefits for clients by offering higher levels of flexibility and access to resources.


EVOLUTION OF THE ASP MODEL


When the power of computing was first introduced for business applications in the 1960s, it was so expensive and complex that enterprises often had to share this resource. It was very common to find a firm "renting" a portion of a mainframe for its use, as owning an entire mainframe computer was extremely cost-prohibitive for most companies.
Over the decades, as the cost of computing power rapidly declined, it became more realistic for companies to bring this resource in-house. Companies rushed to implement their own computer systems, and this action would ultimately cause a drain on other resources that was not anticipated. The results of ongoing system maintenance and staffing requirements forced most companies to focus an increasingly large proportion of their resources on assembling and maintaining a knowledgeable Information Systems department. This expense became acceptable, as the IS function grew to be an obligatory component of business, rather than an advantage.
While this business practice is globally accepted today, it is clearly not believed an efficient solution, diverting companies' valuable resources away from their core competencies. Many firms have realized this inefficiency, and have hoped for alternative solutions. Until recently, however, the technological obstacles of data transmission were too great for there to be any other option besides maintaining these resources in-house.
Today, the ASP model brings the outsourcing solution full circle, returning it to its efficient roots that are reminiscent of the early days of computing. With the availability of high-bandwidth and other recent advancements in communications technology, data transmission via the Internet has become faster, cheaper and more reliable. The fact that the technology and infrastructure to support the ASP model has just recently been developed, explains why this industry is only emerging now - the need has been there for decades.

KEY BUSINESS DRIVERS
         Since the technological barriers suppressing the ASP model have been greatly reduced, a number of other business factors have begun to drive the growth of the ASP industry.

CLIENT BENEFIT DRIVERS Licensing Costs: Based on the "monthly subscription" or "rental" pricing model, ASPs offer a vast reduction in the upfront licensing costs that software vendors require.
TCO: Total Cost of Ownership is greatly reduced by the ASP model, as companies are no longer burdened with the high costs required to implement and maintain enterprise systems, purchase and upgrade software, and hire highly-skilled IT employees.
Reduced Implementation Time: Compared with a customized installation, the ASP delivery model can reduce lead times from 6 months/1 year to a matter of weeks. Core Competencies: Outsourcing software and hardware functions to ASPs enables firms to use their resources to develop what matters most - their own core competencies and strategic objectives. This allows companies to compete to maximum effect in the marketplace.
IT Staff Efficiency: Instead of performing routine hardware maintenance and software upgrades, internal IT staff will be free to develop processes and systems that will leverage the strategic objectives of the firm.
Ownership Risk: Installing an application today does not ensure that it will remain the optimum solution for that company in one or two years time, regardless of upgrades and maintenance. This risk is solidified when the book value of these assets depreciate rapidly. This ownership risk is transferred away from the company when the ASP solution is chosen.
Reduced Barriers: As the ASP removes the prohibitive expenses of high-end applications and solutions; smaller companies now have the opportunity to be more competitive with larger companies. Representative of this benefit is the ASP industry trend toward offering best-of-breed applications.
Shortage of IT Skills: Increased demand for skilled IT labor has caused a shortage, as companies are extremely dependent on their ability to hire and retain knowledgeable IT staff. ASPs greatly reduce this requirement, as the online applications require little or no in-house support.

PROVIDER MOMENTUM DRIVERS
Industry Push: Representative of the market potential, many large corporations are establishing positions in the ASP industry. For example, Microsoft, Lotus and Novell are developing scalable versions of web-based groupware that will be introduced to the ASP market in 2000. Furthermore, an ASP Industry Consortium was established in May 1999 that will introduce standards and foster research. Members of the Consortium include such influential companies as Sun Microsystems, AT&T, Cisco, IBM, Compaq and GTE. Beyond demonstrating the potential for the ASP market, the presence of these large companies in the industry are believed will reduce Milinx's education costs.
Transparency: Because of the level of technology available today, the net-centric model offered by ASPs is not expected to appear to be any different than the client-server model to users. This "transparency" is beneficial for Milinx, as conversions to the net-centric model will not require behavioral changes. Users' acceptance of the new model are expected to be rapid and smooth. Speed to Market: Software developers providing applications through an ASP are expected to benefit from maximized speed to market. Instead of having to spend time and resources on product packaging, marketing and distribution, software companies should rapidly reach markets via the Internet. Furthermore, new markets will emerge as a result of the reduced up-front software licensing costs and reduced implementation costs. Through the ASP channel, software developers should be able to reach larger markets, faster.

ASP MARKET SIZE AND POTENTIAL
As a newly emerging force in the business model for the 2000s, there is some debate about the potential size for the ASP market. The following three examples are believed illustrative but should be consulted in their entirety for context. Sources are available from Milinx
         o An ASP market size of $2 billion in 2003 for complex high end ERP applications (Source: International Data Corp.)
         o   An ASP market worth $6 billion by 2001 (Source: Forrester Research)
         o An ASP $23 billion market by 2003, but this figure reflects all IT outsourcing, not just the ASP delivery mode (Source:Dataquest)

There is believed agreement however behind the central notion that the market is believed will be subject to immense growth.

ASP BUSINESS MODEL

PRICING
Current ASP pricing falls into three general categories, which are often accompanied by an initial set-up fee: Fixed-term contract.
Monthly subscription.
Per-use basis.
Some ASPs offer a pre-determined service "package" that a company can to subscribe to. Other ASPs offer a "pay as you grow" buffet-style service selection, where new services can be added to the client's list of services, as needed.
Depending on the source of the applications (i.e. whether the ASP is also an ISV), some ASPs participate in revenue sharing with the software developer, for each subscriber.

GROSS MARGINS
Gross margins for the ASP industry are currently estimated by our management at a 30% to 45% range. These margins are believed possible through the ASPs ability to achieve economies of scale. As such, margins will improve as the scale of the ASPs operations increase.

POTENTIAL INHIBITING FACTORS
One of the major inhibiting factors behind a faster and more widespread adoption of the ASP model is concerns over the security of sensitive information that is held on remote servers. Milinx' proprietary biometric/encryption technology (discussed later) is believed after full development to be well placed to deal with this concern.
A further concern relates to reliability (in respect of bandwidth availability and data redundancy processes) and scalability of the remote host. Milinx has addressed this concern by building a believed state of the art infrastructure with high scalability, on a core technology platform from the two influential players in Internet hardware and software today, the Sun - Netscape alliance. Criticisms have been leveled at the ASP delivery model in terms of its limited flexibility for custom applications. This may be misplaced given that even in a custom enterprise-wide Enterprise Resource Planning installation upwards of 80% of the installation is standardized.

Similarly, some concerns have been expressed to the effect that much of the current software has not been written to allow for web delivery. However, the major software players are now planning to release web-enabled software to participate in the forecast major development of the ASP model. These include Microsoft, Lotus and Novell.


THE ROLE OF ISVS (INDEPENDENT SOFTWARE VENDORS) Logic may suggest that ISVs would be resistant to contributing their essential raw material - software - to the ASP model, given that the delivery mode would delay revenue generation from the current front-end position. However, industry leaders such as Microsoft, Lotus, Novell, Oracle, SAP, Peoplesoft, J D Edwards and Baan have all adopted the model. The reasons for this are threefold: In the case of the ERP providers, the ASP delivery model allows the opportunity to penetrate new markets of smaller companies - the larger Fortune 500 companies are reaching saturation now.
The ISVs have observed established players in mature markets such as bookselling and stock broking see their dominant positions eroded by new entrants offering Internet delivery models, and are not about to prejudice their futures by yielding first mover advantages to others. The predictability of a revenue stream composed of regular monthly payments is greatly advantageous to public companies who are seeking to declare consistent positive earnings growth on a quarterly basis. Furthermore, this can greatly assist financial planning.

EVOLUTION OF THE ASP PLAYERS
The ASP industry has emerged as a result of convergent technologies. As such, the industry is composed of many companies from very diverse backgrounds that have come forward to participate. This technology convergence has also encouraged many of these firms to form alliances or partnerships in attempts to "leapfrog" the competition.
The following outlines the main categories of ASP companies that have originated from five different backgrounds.

PURE PLAY ASPS

The pure play ASP is established with the sole purpose of being an ASP. They represent the last link on the ASP software/service value chain, interacting with the end-users. As such, their core competencies would reside in their ability to provide superior service, and offer a wide selection of best-of-breed applications.

ISVS (INDEPENDENT SOFTWARE VENDOR)

As the original software developer and vendor, ISVs already serve the end-user their products, directly. It would seem logical that many ISVs would want to maintain this relationship, and simply offer their products online rather than distributing it in a box.

ISPS (INTERNET SERVICE PROVIDER)

For an ISP, managing applications online for their subscribers would be an added value service complementary to their business. Having an established subscriber base and immediate access to bandwidth will give ISPs their advantage in the ASP industry.

IT SERVICE PROVIDERS

IT service providers will rely on their established customer relationships and industry expertise if they decide to move into the ASP market.

CONSULTING FIRMS

Having industry expertise may give consulting firms an advantage in the ASP industry, as customers seeking to outsource vital components of their business may find them a credible source. This may however be tempered by a perception of higher cost solutions linked with the genre of consultancy.



ASP APPLICATION FUNCTIONALITY CURRENTLY OFFERED
There are two levels of ASP service provision, differentiated by the amount of impact the services have on the client organization.

TIER 1 - MULTI-DISCIPLINE ERP ASPS - HIGH IMPACT
Tier 1 represents ERPs that have a high impact on an organization, affecting multiple functions of the business operations. These services are usually accompanied by a high price, and as such are targeted at larger organizations that are willing to spend more. Furthermore, consulting and system customization are also offered as a facet of these services.
ERP (Enterprise Resource Planning): This is a highly integrated information system that supports many components of the operations of a large business.

TIER 2 - SINGLE-DISCIPLINE ERPS -HIGH IMPACT
Tier 2 represents ERPs that also have a significant impact on an organization, but which focus on a specific function or discipline in the recipient organization, and not a comprehensive system. These providers compete for large company-customers similar to the Tier 1 players' customer base.
The following provides examples of some Tier 2 functions that are offered by ASP companies.
The list is not exhaustive:
CRM (Customer Relationship Management): This integrated information system facilitates the management of an organization's pre sales and post sales activities, not including the marketing function.
SCM (Supply Chain Management): This system coordinates the order taking, order generation and fulfillment (or distribution) of products, services or information along the supply chain network
E-Commerce
Human Resources
Procurement
Accounting

TIER 3 - LOW IMPACT ASPS
Tier 3 represents the ASPs that have a low impact on the organization. This level was restricted to a limited range of Unified Messaging and Virtual Office functions. Scalability and reliability issues tends to restrict the players to small numbers of subscriber drawn from the SOHO (Small Office Home Office) market. Typically the offer consists of:
Unified Messaging
Virtual Office



ASP TARGET CUSTOMER PROFILES

LARGE CORPORATIONS
Large Fortune 100 corporations are not currently target customers for the ASP industry. These companies tend to have invested many millions of dollars on a customized ERP installation, and exhibit the greatest concern over remote hosting of sensitive data.
This segment's history of investment in IT has made them dependent on the few providers that dominate this market, and therefore have very high switching costs, in consideration of the effort required to handle legacy data.

MEDIUM/LARGE SIZED BUSINESSES
These two market segments are predominantly served by Tier 1 and Tier 2 ASPs. Their clients may not want to afford (or simply do not require) a highly customized or comprehensive solution. The Tier 2 "building block" approach particularly suits the profile of some companies in this segment.

SOHO (SMALL OFFICE HOME OFFICE) MARKET
The SOHO market, served by Tier 3, is limited in its potential due to scalability issues. This market may be served well by Unified Messaging solutions, as their operational needs are far more limited than that of the small/medium sized businesses. As such, they will not likely be profitable for Tier 2 companies to pursue at this time.

CONCLUSION
The ASP market currently polarizes into two groups of players. One group consists of companies offering ERP (Enterprise Resource Planning) solutions at the high end of the market, aimed at larger companies. The other group consists of organizations offering limited Unified Messaging and Virtual Office functionality to smaller companies in the SOHO (Small Office Home Office) market. There is a significant gap in that no major competitors are offering Unified Messaging and Virtual Office functionality to the large SME (Small/Medium Enterprises) sector.

TARGET MARKET
Our analysis of the emerging Application Service Provider (ASP) market has indicated a substantial opportunity for Milinx to fill a major gap by offering business communications and e-commerce applications on a per user rental basis to SMEs.
Our key target group therefore is SMEs in North America, of whom those operating in competitive industries are most likely to be highly predisposed to the advantages that our services provide. We estimate there are between 270,000 and 300,000 US businesses with revenues between $10 million and $500 million. With the addition of Canada, there is estimated to be a large group of target SMEs available to us. It is our strategy to pick off significant players individually on an industry-by-industry basis, thereby proving the breadth and power of our offer.

By way of confirming the potential of the offer, the large Baby Bell telcos have already gone on record as stating they are looking for ASPs to host unified messaging for their services. This in itself speaks volumes to support our view that a large market exists which is waking up to its own strong, latent demand for precisely the services which Milinx is set up to provide.

MARKETING INFORMATION Our central product is the Business Builder Toolbox (BBT), which is a conceptual expression for a wide range of business functionalities. It is not a static range of services. Currently the BBT as designed consists of a customized integration of Unified Messaging and Virtual Office functionality being developed in co-operation with our business partners. The BBT will be enhanced with a suite of office productivity software (emulating and enhancing Microsoft Office functionalities), Lotus Notes, an e-commerce functionality suite and online consulting capabilities.
The benefits of the BBT that should accrue to our clients relate not just to the high quality of the individual components, but also reside in the comprehensiveness of the offer, which provides a wide array of value-added services for customers from a single source.
More specifically, the benefits of the BBT as it is currently designed are enhanced communications for busy and mobile business people. Conversion of voice, fax and email communications to digital form allows ease of access and response to messages from any phone or web browser on a 24/7 basis. The system supports voice recognition and text-to-speech translation for intuitive and ultra-streamlined inbound and outbound communications instructions.
What we believe differentiates us is the depth and scope of the communications and e-commerce offer we plan to provide. No competitor is known to currently exist with a comparable service offer. The extension of our offer into an ultra-low cost suite of StarOffice office productivity software (emulating Microsoft Office), will further extend our competitive advantage. To sustain a dominant position within this newly emerging sector of the Application Service Provider (ASP) market, we plan development into an enhanced version of Lotus Notes, and a range of e-commerce functionalities

It is our intention to maintain our focus, and to develop our offer in line with our declared objective of becoming the leading ASP in the communications and e-commerce market sector. Our current research and development activity, which is discussed later in this document, focuses very deliberately on developing a range of added value services to enhance the comprehensiveness and pre-eminence of our products and services.

MARKETING OBJECTIVES
              o To achieve subscriptions at the level of 5,000 by the end of Q2 in 2000, then 20,000 by the end of Q4 and 100,000 by the end of Q2 in 2001
              o   To providing hosting services for at least 2 other ASPs in
                  2000
              o To position Milinx as the pre-eminent brand in our market sector.

The subscription targets are expected to be slow to build initially due to the fact that Milinx will be creating a new market sector, and also reflects the longer decision making times inherent in larger organizations.

COMPETITIVE ANALYSIS
The Application Service Provider (ASP) market may be categorized into two groups of players. One group consists of companies offering Enterprise Resource Planning (ERP) solutions at the high end of the market, aimed at larger companies. The other group consists of organizations offering limited Unified Messaging and Virtual Office functionality to smaller companies in the SOHO (Small Office Home Office) market. There is a significant gap in that no major competitors are offering Unified Messaging and Virtual Office functionality to the large SME (Small/Medium Enterprises) sector.

        ------------------------------------------------------------------------

        DEFINITIONS
        ------------------------------------------------------------------------
        ASP - (Application Service Provider) An organization that hosts software applications on its own servers within its own facilities. Customers access the application via private lines or the Internet.
        ------------------------------------------------------------------------
        CRM - (Customer Relationship Management) An integrated information system that is used to plan, schedule and control the pre-sales and post-sales activities in an organization.
        ------------------------------------------------------------------------
        ERP - (Enterprise Resource Planning) An integrated information system that serves all departments within an enterprise. Evolving out of the manufacturing industry, ERP implies the customized use of packaged software rather than proprietary software written by or for one customer. ERP companies offer multiple- or single-discipline high-impact functional productivity software.
        ------------------------------------------------------------------------
        SCM - (Supply Chain Management) The planning, scheduling and control of the supply chain, which is the sequence of organizations and functions that assemble materials and products from manufacturer to wholesaler to retailer to consumer.
        ------------------------------------------------------------------------




         ERP (ENTERPRISE RESOURCE PLANNING) COMPETITORS

         --------------------------- ------------------------------ --------------------------------------------------
         NAME                        APPLICATIONS                   COMMENTS
         --------------------------- ------------------------------ --------------------------------------------------
         AEGIS                       Custom ASPs                    Specializing in Sybase EAServer.
         --------------------------- ------------------------------ --------------------------------------------------
         BREAKAWAY                   ERP and SCM
         --------------------------- ------------------------------ --------------------------------------------------
         CIBER ENTERPRISE            Back office ERP                Baan, Peoplesoft, JD Edwards and SAP
         OUTSOURCING
         --------------------------- ------------------------------ --------------------------------------------------
         CORIO                       ERP                            Focused exclusively Peoplesoft and Siebel

         --------------------------- ------------------------------ --------------------------------------------------
         EXODUS                      Data Center and Server Farm    Supplies physical facilities for ASPs

         --------------------------- ------------------------------ --------------------------------------------------
         FUTURELINK                  ERP, consulting and            Offers a wide range of products for software
                                     IT outsourcing.                vendors like Microsoft and Great Plains.
         --------------------------- ------------------------------ --------------------------------------------------
         GLOBAL RECRUITING           HR
         SOLUTIONS
         --------------------------- ------------------------------ --------------------------------------------------
         THE HUNTER GROUP            ERP and HR                     Planning and integration of Peoplesoft
                                                                    applications.
         --------------------------- ------------------------------ --------------------------------------------------

         --------------------------- ------------------------------ --------------------------------------------------
         IBM GLOBAL SERVICES         Business Application           In a partnership with Cisco IBM supplies
                                     Services Host Division.        application form JD Edwards, Great Plains
                                                                    Software, Systems Union, Oracle, SAP and others.
         --------------------------- ------------------------------ --------------------------------------------------
         INTERLIANT                  CRM                            Provides network-based hosting for Internet,
                                                                    intranet and extranet projects.
         --------------------------- ------------------------------ --------------------------------------------------
         INTUIT INC.                 Personal Finance and           Operates the portal site Quicken.com with
                                     Accounting Software            content and advice for small businesses.
         --------------------------- ------------------------------ --------------------------------------------------
         METAMOR WORLDWIDE           ERP, SCM and CRM               Applications from Baan, SAP, Peoplesoft and JD
                                                                    Edwards.
         --------------------------- ------------------------------ --------------------------------------------------
         QWEST COMMUNICATIONS        ERP                            A joint venture between QWest and KPMG.
         INTERNATIONAL                                              Application from SAP, Oracle, and Siebel.

         --------------------------- ------------------------------ --------------------------------------------------
         RESOURCE PARTNERING         ERP                            Provides Peoplesoft applications.

         --------------------------- ------------------------------ --------------------------------------------------
         SERVICENET                  ERP                            A recent joint venture between Andersen
                                                                    Consulting and GTE
         --------------------------- ------------------------------ --------------------------------------------------
         SPRINT                      ERP, CRM and SCM               An alliance with Deloitte Consulting to supply
         COMMUNICATIONS                                             applications on ASP business model.
         --------------------------- ------------------------------ --------------------------------------------------
         THESUPPLYCHAIN.COM          ERP and SCM                    A start up ASP that provides service to small-
                                                                    to medium-sized businesses
         --------------------------- ------------------------------ --------------------------------------------------
         TELECOMPUTING               ERP                            An early pioneer of the ASP model based on Citrix
                                                                    technology.
         --------------------------- ------------------------------ --------------------------------------------------
         USINTERNETWORKING           ERP

         --------------------------- ------------------------------ --------------------------------------------------
         UUNET                       Data Center and Server Farms   Supplying facilities for ASPs.

         --------------------------- ------------------------------ --------------------------------------------------
         X-COLLABORATION             ERP
         --------------------------- ------------------------------ --------------------------------------------------

The significant Unified Messaging players are believed identified as follows:

         Unified Messaging / Virtual Office Competitors

         ------------------------------ ---------------------------------- -------------------------------------------
         NAMES                          APPLICATIONS                       COMMENTS
         ------------------------------ ---------------------------------- -------------------------------------------
         GENERAL MAGIC INC.             o    call screening                Brand name is Portico. Features
                                        o    call forwarding               accessible through voice commands or web
                                        o    voice mail                    browser.
                                        o    fax
                                        o    email.
         ------------------------------ ---------------------------------- -------------------------------------------
         HOTOFFICE                      o    e-mail                        The system allows document sharing and
         TECHNOLOGIES,                  o    document management           retrieving.
         INC.                           o    online calendar
                                        o    contact list manager.

         ------------------------------ ---------------------------------- -------------------------------------------
         PROGRESSIVE                    o    call screening                The company offers the OPUS unified
         TELECOMMUNICATIONS CORP.       o    call forwarding               messaging service. Service used through
                                        o    fax                           voice activation.
                                        o    email
                                        o    voice mail
         ------------------------------ ---------------------------------- -------------------------------------------

[CAPTION]


         ------------------------------ ---------------------------------- -------------------------------------------
         STARTOUCH INTERNATIONAL,       o    call screening                The company's ESA services can be
         LTD.                           o    call forwarding               accessed by telephone or a web browser.
                                        o    fax
                                        o    voice mail
                                        o    pager
                                        o    e-mail.
         ------------------------------ ---------------------------------- -------------------------------------------
         WEBLEY SYSTEMS, INC.           o    outbound calling              Webley services can be controlled over
                                        o    call screening                the phone using speech recognition and a
                                        o    call forwarding               touch-tone keypad, or through the
                                        o    voice mail                    Internet.
                                        o    fax
                                        o    email.
         ------------------------------ ---------------------------------- -------------------------------------------
         WILDFIRE COMMUNICATIONS,       o    outbound calling              Wildfire callers use spoken commands.
         INC.                           o    call screening
                                        o    call forwarding
                                        o    voice mail
                                        o    fax
                                        o    email.
         ------------------------------ ---------------------------------- -------------------------------------------


CONCLUSION
Our research into the unified messaging and virtual office sector has revealed competitors offering a limited range of services compared with our perceived comprehensive nature of Milinx services. In addition, we believe continuing problems with reliability and scalability restrict these unified messaging players to small numbers of subscribers in the Small Office Home Office (SOHO) sector.


RESEARCH AND DEVELOPMENT


OVERVIEW
 The research and development function at Milinx focuses on developing proprietary technology that will enhance and upgrade the quality of the services we provide as a business communications and e-commerce ASP. Our goal is to provide additional and unique competitive advantages and to sustain the position of sector predominance for Milinx.


PATENT PENDING BIOMETRIC ENCRYPTION TECHNOLOGY

OVERVIEW
The background for this research was our desire to mitigate the concerns consumers and businesses have with respect to the security of financial transactions over the Internet. The patent pending proprietary technology we have developed to address this effectively eliminates the security issue, and as a by-product also has many other interesting application possibilities in large markets.

DESCRIPTION OF OUR TECHNOLOGY
The title of the invention is "Method and Apparatus for Secure E-Commerce Transactions". This invention relates to the encryption of data and the authentication of the identity of participants in electronic commerce transactions and communications. In particular, this invention relates to methods and apparatus for authenticating the identity of participants and for securely encrypting e-commerce transactions and communications.

The authentication of the identity of participants is a key requirement of most electronic transactions. The security of the information being transmitted is also a concern, particularly where such information represents the confidential data of the participant.

It is an object of this invention to provide a secure means of conducting electronic commerce transactions and other communications wherein authentication of participants is highly reliable regardless of the specific communication device being used. It is a further object of this invention to provide a high degree of inherent encryption security by incorporating biometric data in the encryption process in a manner that minimizes the effective use of biometric forgery. The invention provides a means for securely authenticating the identity of a user without requiring the use of any particular communication device in order to do so.

A user's biometric data (voiceprint and fingerprint) is retained in a database at an authentication center. A number of biometric encryption devices are enabled for use with the secure system. A registered user may use any biometric encryption device enabled by the system to establish a secure communication. The biometric encryption device may be used in association with a variety of standard communication devices such as computers, cellular telephones, Personal Data Assistants (PDAs), point of sale devices, Automated Teller Machines (ATMs), access control devices, etc.
The system according to the invention provides device independence for a user. Although each device is enabled for use within the system, a registered user may choose any enabled device to complete a transaction or communication. Such independence gives the user flexibility in effecting secure transactions, and allows the system to track activity by a specific user, for example for billing purposes. Moreover, the encryption method and apparatus may equally be applied to any communication, whether it is of a financial nature or not.

E-COMMERCE MARKET CONTEXT
The revenue-generating potential for technology that can resolve the central security problem relating to Internet commerce is vast. It is believed that 75% of Internet users are not yet shopping online (Source: The Strategic Group). A major reason for this is a believed reluctance by 65% of Internet users due to concern over credit card security. Internet users are forecast by us to grow to around half a billion people by 2003, with Internet trading revenues set to grow to US$1.3 trillion annually over the same period (Source: International Data Corporation).

It is also predicted that by the end of 2000, 40% of banks will be trading online (Source: IDC), with the figure rising to 70% by 2002. Indeed in December 1999, a consortium of 11 major US banks (called Spectrum) was announced, launched to encourage electronic bill paying amongst customers. Currently 63 billion bills are estimated issued in the US every year. With the security issues surrounding Internet-based payment processes solved, the growth of Internet commerce should be considerably enhanced.

ADDITIONAL APPLICATIONS FOR THIS BELIEVED PROPRIETARY TECHNOLOGY
The essential focus of the technology that has resulted from our research and development process is to provide accurate authentication of identity for interactions between parties, of which non-cash financial transactions represent the most obvious application. Hence the technology may also apply in a wide range of non e-commerce applications, including (but not limited to) Automated Teller Machines, point of sale credit/debit card approval processes, online banking transactions, cellular telephone security and particularly government welfare/benefit entitlement claims.

Some additional applications of Milinx' "bio-commerce" technology include banking by phone, banking by Internet, and buying and selling securities by telephone or by Internet.

Moving away from the strictly financial transaction arena, there are also applications for this technology in the fields of workstation and network access, physical access, high value incentive programs such as frequent flyer systems, border control, national/state ID and law enforcement.

MARKET CONTEXT FOR ADDITIONAL APPLICATIONS
A major application of this new technology would be for fraud prevention, and its potential here is estimated significant with fraud costing more than US$20 billion annually. US Banks lose estimated $3 billion each year in credit and debit card theft schemes and twice that much through fraudulent use of checks (Source: US National Fraud Center) . Fraud in entitlement programs is estimated at more than US $10 billion per year (Source: US General Accounting Office).


ADDITIONAL R&D ACTIVITY
Milinx Research and Development works under two assumptions. Firstly, it is our intent to try to develop proprietary products that will add value to existing Milinx products. Secondly we want to ensure we stay abreast of technological advancements so that we can make judicious decisions in the alliances we make and in the services we offer.
This ongoing research will enable us to select those technologies that will be most beneficial to our clients and ensure that the company stays at the forefront of innovation, thereby maximizing our competitive advantage and shareholder value.
In our ongoing technology research we are intimately aware of multi-function chip technology, Virtual Private Network (VPN), Voice Over Internet Protocol
(VOIP) gateway technologies and last mile All Digital Subscriber Line (xDSL) solutions. The convergence of Internet, thin client and broadband technologies is estimated to bring streaming video, interactive interfaces and virtually free long distance communications to the market place.

SUPPLIERS

Major suppliers are KRP Communications, Ltd for computer hardware and software, Discount Computer for computer hardware and software, Catalyst for furniture, and Bar Graphics for printing.

PROPERTY

The Company has four leases for properties in Vancouver and Seattle. The
Seattle facility is for 1,300 square feet, and expires in October, 2000. Office space in Seattle is currently tight and expensive. In Vancouver, there are three leases for an aggregate of 12,000 square feet. All leases are until 2004. Office space in Vancouver is believed plentiful and the company expects to add more space without difficulty as needed.


MANAGEMENT:

EXECUTIVE AND DIRECTORSHIP

MAYNARD L. DOKKEN, PRESIDENT, CEO AND DIRECTOR                          Age: 37

He is the founder of the Company and was experienced in the real estate development business prior to his interest in Internet related businesses. He commenced researching the feasibility of introducing a new unique credit card product in 1994. After spending in excess of US$1,000,000 on the project, he reengineered the idea of offering another consumer card to the general public in 1997. He turned his energies to the Internet and telecommunications industries. He is currently the majority shareholder of Milinx Business Group, Inc. He also controls two Companies that have licenses or other arrangements with Milinx:
Milinx International and Credit Assure International, Inc. He is married to Mikiko Fujisawa, Vice President.

M.W. (MAX) TOMASZEWSKI EXECUTIVE VICE PRESIDENT (SUBSIDIARY)            Age: 51

He has a B.Sc. Degree from McGill and a M.Sc. (I.A.) Industrial Administration from the University of Birmingham (U.K.). Mr. Tomaszewski has held various positions in the field of Marketing and Administration for multi-national companies, including a division of Abitibi-Consolidated and Hunter Douglas. During the past 21 years, 16 of which as president and majority shareholder of a group of private real estate development and investment companies called The Amadon Group, he was responsible for ventures with a combined value of over $250,000,000.


MIKIKO FUJISAWA, VICE PRESIDENT, CORPORATE SECRETARY AND DIRECTOR        Age: 32

A Japanese citizen, she has over seven years' experience in administrative and secretarial positions including assisting the Vice President of a corporation employing over 150,000 people, as well as a Newspaper Editor for Cyugoku Shinbun-Shya, a newspaper with a circulation of several million. In addition, she provides corporate secretarial services and is responsible for compliance matters with the Securities and Exchange Commissions. She is a graduate of Kwasei Gakuin University (Japan) with a Bachelor of Arts and CDI College of Business and Technology (Vancouver) with a Business communications Certificate and a Diploma in Computerized Office Administration. She holds various executive positions in licensors or suppliers to Milinx including Milinx International and Credit Assure International Limited. She is married to Maynard Dokken.

DONALD L. WILLIAMS, CHIEF OPERATING OFFICER (SUBSIDIARY)                 Age: 47

Mr. Williams is former president of SoftRisk Technologies. As president, he was responsible for the overall operation of the company including guiding the marketing and sales of software products. Of four software products Mr. Williams conceived of and commercialized, one is an Internet-based application now used by the United Nations in international peacekeeping and humanitarian assistance operations. He has several years of experience in senior management and consulting positions, and is skilled in cultivating and maintaining long-term business and customer relations. He has been with Milinx since September 15, 1999.


BARRY W. PHILLIPS, TREASURER, CFO AND DIRECTOR                           Age: 59

He was employed with the Canadian Imperial Bank of Commerce both in Canada and internationally, from 1956 to 1977 and his experience included: operations, human resource management, executive training, corporate lending, branch management, corporate marketing and international money management. He established a management consulting firm in 1977 in Winnipeg, Manitoba, specializing in corporate finance and reorganizations, mergers and acquisitions, succession planning and sale of businesses and the implementation of financial and management information systems. He is on the advisory board of five private companies, a director of three private mining companies and has retired from the Boards of two public companies.




JAMES R. MEDLEY, CHAIRMAN OF THE AUDIT COMMITTEE, DIRECTOR               Age: 58

Mr. Medley is the founder and president of Laux Medley Norris Inc, investment advisors and business counselors since 1976. He currently serves as Treasurer and Chief Financial Officer for Leading-Edge Earth Products Inc., a publicly traded development stage company. James Medley has twenty-five years of experience in diverse areas of financial management and analysis. He manages portfolios including precious metals, securities and real estate for individuals and partnerships. He develops financial plans and strategies, does financial analysis and cash flow forecasting for Businesses, advises companies on SEC reporting matters and produces financial proformas for start-up companies. He graduated from the Naval Air Training Command, Maintenance Management and Information Systems at Ohio University, University of Washington Graduate School of Business Administration Management Course, and Wentworth Institute, Mechanical Engineer in Machine Design. James spent ten years in the Navy, becoming Standardization Officer in the Naval Air Advance Training Command and Carrier Aircraft Commander before starting Laux Medley Norris, Inc. in Seattle.


KEY PERSONNEL (ALL ARE EMPLOYED AT SUBSIDIARY LEVEL)

BONNIE ROBB, ADVERTISING MANAGER                                         Age: 46

Ms. Robb has Diplomas in Broadcast Journalism and Multimedia Production. She has been in the communications business for the past twenty years including ownership of her own business and as a production manager in radio and television.

Her responsibilities include: the development of advertising strategies for target markets, assist with the negotiations with advertising agencies, approving advertising scripts and monitoring the cost benefit of the various advertising programs.


DAVID LIBBY, B. COMM., CMA, GROUP CORPORATE CONTROLLER                  Age: 48

He is a Certified Management Accountant with over twenty five years experience as a Corporate Controller, initially with General Motors in 1978 and most recently with Surfwood Supply. He has extensive experience in all aspects of accounting, including cost accounting, management information systems and General Accepted Accounting (GAAP) issues.

His responsibilities include: managing all the accounting operations for the Milinx Group of companies; managing the budgeting system and reporting; responsibility for all internal controls and costs; monitoring the cash management systems; the preparation of financial statements for management and external purposes; and maintaining the relationship with the company's external auditors.


EDWIN MARK, B. COMM. (FINANCE), LLB, CORPORATE COUNSEL                   Age: 32

Since his graduation from the University of Saskatchewan seven years ago, he has been working in a private practice with Mair, Jensen & Blair, specializing in corporate and commercial law. He also was co-founder of the Entrepreneurs Business Group and was formerly the Legal Chair for the United Way (Kamloops). He brings a background in law with a business perspective to the company.

His responsibilities include: assisting with and advising on all corporate and legal issues; the review of all contracts and licensing agreements on a continuous basis; the legal requirements of conducting business throughout the United States, Canada and other countries which Milinx may eventually operate in; and assisting with the negotiations on all mergers, acquisitions and marketing alliances.


GRENFELL FEATHERSTONE, DIRECTOR OF CONCEPT DEVELOPMENT                   Age: 49

Mr. Featherstone received a B.A. Hons. (Magna Cum Laude) from the University of Victoria and a Masters in English from Dalhousie. He has considerable experience in School Administration, teaching courses in English and History of Ideas. He is a past President of the Debate and Speech Association of British Columbia, Director of the Canadian Student Debating Federation and President of the International Independent Schools Public Speaking League.

He has been a Consultant in his own firm providing services in Strategic Planning and Board Policy in Education and on various projects involving communications. His responsibilities include: the development of new products based on market research; the monitoring of the competitiveness of the present product offerings; coordinating the launch of new products; the development of corporate communication programs; the development of advertising strategies; assist with the development of new marketing materials and strategies; and the development of advertising programs, including monitoring the cost effectiveness of expenditures.

HAMID H. TEHRANI, INFORMATION SYSTEMS M                                  Age: 32

He has a BSc. in Comp. Eng. (Bachelor of Computer Engineering) and a MSc. in Comp.Sc. (Masters of Computer Science). He also has experience as a Programmer, Project Manager, and Software Developer with The University of Vienna and the Middle East Technical University. He has skills in various operating systems including Microsoft NT and Unix, Linux, Sun Solaris and HP-UX. His responsibilities include: the development of Internet systems, programming (including Web programming), directing and managing a group of programmers and administrators, maintain internal computer and network systems including the company intranet, developing specifications for hardware and software purchases, assist with the negotiations with vendors, licensing and the integration of all systems with the World Wide Web.

JAN FORCIER       CTI TEAM LEADER                                       Age:  31

Mr. Forcier has a BSc from UBC and Computer Science Diploma from Langara. He has over 12 years experience in the computer industry, including programming and telephony systems with Natural Micro Boards. His time and project management background provides him with the experience to handle a team of programmers in development environments. His responsibilities include installation and servicing of telephony and voice recognition systems and software.

JIM B. MAEDEL, HUMAN RESOURCES DIRECTOR                                  Age: 37

Mr. Maedel has a BA in Economics from the University of Waterloo. A District Manager for Agency Rent A Car for 7 years and Regional Manager for Interactive Media Corp in Toronto followed by the Call Center Manager for Future Shop. As a result of his background, he has experience with recruiting, personnel management policies and relations. His responsibilities include: recommendations on personnel policies and procedures, preparing job descriptions in conjunction with department heads, the recruiting of qualified personnel, preparing recommendations on compensation including salary ranges and benefits, the management of the company's education and training programs and professional development, and the supervision of administration personnel.

JONATHAN MYERS, TELECOMMUNICATIONS MANAGER                               Age: 52

Mr. Myers has spent the past 18 years as a very successful Service Manager with BC Telecom. He has also worked as a consultant on e-commerce issues. Jonathan was responsible for the Western Canadian Data Network of the Royal Bank Financial Group and the National Network of the Hong Kong Bank, as well as the ICBC Year 2000 conversion. He is currently enrolled in the Masters program for Project Management at George Washington University.

His responsibilities include: The coordination of telecommunications software and hardware installation and maintenance, negotiations with telecommunications service and resource providers, and relevant project management tasks.

MELANIE MITRA, CALL CENTER AND CUSTOMER SERVICE MANAGER                  Age: 32

Ms. Mitra has an Honors Degree in Political Science and a Minor in Economics from Bishops University. For the past ten years she has been in the call center industry involved with the Southam Newspaper Group and Chubb Security. She has managed more than 400 Call Center Employees and has experience in all operating positions from set-up to ongoing management, coordination of marketing, IS, human resources and many other aspect of the requirements for

Corporate Call Centers. Her responsibilities include: the organization of the Call and Customer Service Center and systems, the recruiting of qualified personnel, the training of Customer Service personnel, the maintaining of a high standard of service, and the generation of new business and auxiliary business to achieve profitability for the center.

REZA BAZARGAN, TECHNICAL RESEARCH AND DEVELOPMENT MANAGER                Age: 34

Reza comes to Milinx with a 5-year degree in Mechanical Design Engineering from the Technical University in Persia. He has a strong background in project management, operations management, and strategy planning, including membership at PMI (Project Management Institute), and various types of consulting work for Bell Sygma Telecom Solutions, the City of Surrey, and IBM. He also has represented the Canadian Government in international relations. His responsibilities include: the management and co-ordination of the technically oriented projects of the company.

RICHARD BERGIN, DIRECTOR OF SALES AND MARKETING                          Age: 43

Mr. Bergin has many years of experience in sales and marketing for a range of companies in highly competitive industries in the United Kingdom. Before coming to Milinx on October 15, 1999, he led Sales and Marketing for the UK launch of the Nannini range of Italian eyewear. Prior to that, he was Client Services Director for the in-house marketing and communications consultancy for Samsung's electronics businesses in Europe. He was also a managing partner of his own UK advertising agency. As a board director of Saatchi & Saatchi subsidiary ad agency in London, he headed the domestic and international account team for British Telecom, one of the five largest advertisers in the UK. Recently awarded an MBA with Distinction from Kingston University of London. His responsibilities include: All sales and marketing activities, including the further development of appropriate sales and marketing strategies, building and maintaining a strong sales team, and supervision of the development and growth of our advertising department.

SASAN KOMAIED, DATABASE DEVELOPMENT TEAM LEADER                         Age: 35

Mr. Komaied studied Technical Physics, Translation and Informatic at the University of Austria. He is a Certified Oracle Designer 2000 and Developer 2000. He has two Omnis Certifications, Certification in Siemens Software Engineering, and is an IBM AS400 Software Engineer. His projects have included the Daimler Benz Web and Internal Database and Application, including archiving, video, image and voice in an Oracle database for use on the Web and in internal applications. Mr. Komaied was also responsible for the online database, e-commerce, archiving and billing, ordering and shipping for Otto and Nova for their on-line store and web development and catalogue. These companies are now two of the largest European online stores. His responsibilities include: the development of the Oracle database; the day-to-day management of the system; and the integration of the database with the Internet and telecommunication systems.

EXECUTIVE AND DIRECTORS' COMPENSATION

The following table shows the annual compensation of the executive officers and directors of Milinx Business Group, Inc. and its subsidiary, Milinx Business Services, Inc. ("MBS"):

------------------------------------------------------------ ---------------------------------------------------------
Name                                                         Annual Salary (US$)
------------------------------------------------------------ ---------------------------------------------------------
Maynard L. Dokken                                            $100,000
President, CEO, Director
------------------------------------------------------------ ---------------------------------------------------------
Mikiko Fujisawa                                              87,000
Vice President, Secretary, Director
------------------------------------------------------------ ---------------------------------------------------------
Barry Phillips                                               42,000
Chief Financial Officer, Director
------------------------------------------------------------ ---------------------------------------------------------
James Medley                                                 36,000
Director
------------------------------------------------------------ ---------------------------------------------------------
Max Tomaszewski                                              62,000
Executive Vice President (MBS)
------------------------------------------------------------ ---------------------------------------------------------
Don Williams                                                 65,500
Chief Operating Officer (MBS)
------------------------------------------------------------ ---------------------------------------------------------


MARKET FOR MILINX SECURITIES

Milinx has been a non-reporting company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rules 504 of Regulation D and Rule 701 of the General Rules and Regulations of the Securities and Exchange Commission. Milinx did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934. Shares are not traded on the OTC Bulletin Board or any exchange and are not listed in the "Pink Sheets". Milinx intends to seek listing on the OTC Bulletin Board and NASDAQ listing when qualified.

RELATED TRANSACTIONS

Maynard Dokken, President and Mikiko Fujisawa, Vice President both have interests in Companies which licensed or sold property to Milinx.


RISK FACTORS

CRITICAL RISK EVALUATION

Milinx has undergone a rigorous process of risk evaluation and has identified a number of critical success factors that will need to be addressed in order to meet its business objectives.

BUSINESS ENVIRONMENT
The Application Service Provider (ASP) Internet-based business model challenges the Independent Software Vendor (ISV) packaged software model directly. This challenge defines "the shape of things to come" as the ongoing convergence of technology provides varied means for Internet-centric ("net-centered") software distribution. It is expected that the ASP versus ISV battles that are starting to take shape will contribute significantly to the risks faced by Milinx.

For example, Milinx, along with its business partners, will be offering various versions of StarOffice - among other applications and services - over the Internet to computer, cellular telephone and "web appliance" users (users of Personal Digital Assistants or PDAs). From a software functionality perspective, StarOffice offers features that are similar to Microsoft Office. As the dominant ISV, Microsoft can be expected to protect its packaged software business as well as enter into the ASP environment by also offering its software applications as a service over the Internet.

Milinx is addressing this critical risk by association with strategic business partners. Our strategic partners are challenging Microsoft and its competitors head on. Together, we will have first-to-market advantage and will benefit from technology convergence, which will enable our net-centered applications to be accessed by personal computers as well as a growing variety of wireless handheld devices.

The extent of the business opportunity for well-positioned ASPs is significant. While the research points to a range of numbers, they are all in the billions of dollars in the short term. The high tech community is waking up to this discovery and some big companies are positioning themselves strategically. In other words, we're going to have more competition.

CRITICAL SUCCESS FACTORS
Milinx is working aggressively with our business partners to build a technology infrastructure that is highly scalable, reliable and expandable. We are implementing industry standard technology capable of delivering on-line solutions to millions of customers with a high accessibility rate. In addition, Milinx will be utilizing industry-leading "softswitch" telecommunications technology believed at least six months ahead of any competitor in the ASP business environment. The softswitch will further increase our capacity and reliability while reducing the overall cost of distribution dramatically. Milinx is moving quickly in the implementation of an ever-increasing scope of products and services in support of the growing Internet-based communications, office productivity, collaboration and e-commerce needs of the business community. The company is also investigating the implementation and provision of knowledge management applications for business that are at least two years' ahead of any known competitive source. There is uncertainty regarding the receptivity of packaged software users to the ASP way of doing business because: a) it is new,
b) it requires data conversion, and c) there is a security issue. This means that there is likely to be some "built-in" resistance on the part of software users to change from an ISV to an ASP. By now, however, most software users are accustomed to new innovations and, while data conversion represents an additional process, it is a relatively straightforward one. Nonetheless, we are addressing this market acceptance factor by working with our industry partners to introduce Milinx to selected customers of theirs who are demanding ASP services. The key inhibitor to market acceptance, then, is security.

Milinx is addressing this critical success factor through innovation. The company owns a worldwide patent pending property entitled "A Method and Apparatus for Secure E-Commerce Transactions". The embodiment of the patent pending is a device- independent apparatus that will enable secure communications and e-commerce transactions in a wide variety of applications including but not limited to those being offered as a service to our customers. In addition, this state-of-the-art security feature will set Milinx apart from its competitors who may have to come to us for a solution to this key security problem.

We acknowledge that Milinx is a start-up company. As such, the company has no revenue or track record. This poses numerous problems not the least of which is financing. Milinx will need access to financing on an ongoing basis if it is to be successful.

Our iPlanet business partners are helping to address this critical success factor by creatively supporting of our financing requirements. In addition, recognized capital corporations have made their presence known and have offered financing for enabling the replication of data centers as needed across North America. This fact is expected to provide a measure of comfort and credibility for prospective investors as we move forward as a reporting company in search of financing to carry out our business plan.

The company's core technology is under development. Milinx is in the process of building a data center and working with its business partners to develop and implement the technology infrastructure required to operate as an ASP. There are risks associated with this development work that could adversely affect the overall performance of the company.

This critical success factor is being defined as the timely delivery of product from our industry partners. Milinx has agreements in place that provide strong incentives for the timely delivery of our technology backbone by iPlanet business partners.


SPECIFIC RISKS

MILINX IS CURRENTLY OPERATING AT A LOSS. There have been no revenues from operations and none are expected for several months The company has been completely dependent on investments, leases and financing arrangements for operations. Its ability to develop operations is dependent upon its ability to advertise its products and generate sales of its BBT and similar products. If unable to sell sufficient amount of its products at a sufficiently profitable level, it will need to raise additional capital through the placement of its securities or from other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations.

MILINX COMMENCED OPERATIONS IN 1999 AND HAS A LIMITED OPERATING HISTORY. Milinx commenced operations in 1999 and has only a limited history of operations which to date have not been profitable. Its operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, reliability and acceptance of the Internet, dependability of its distribution network, and general economic conditions. There is no assurance that Milinx will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

MILINX ISSUED PREFERRED STOCK HAS SUPER MAJORITY VOTING RIGHTS. Milinx has designated 15,000,000 shares of Series A preferred stock of which approximately 3,675,000 are issued. Each share of Series A preferred stock entitles the holder to 2 times the common stock into which it may be converted, currently 6 votes. Thus, these shares have voting rights equivalent to approximately 20,000,000 common shares giving the holders control of the Company. Maynard Dokken, President, controls most of these shares. In addition, Milinx may, without further action or vote by its shareholders, designate and issue additional series or shares of preferred stock.

The terms of the super majority preferred stock adversely affect the voting power of the holders of the common stock and may in turn reduce the value of the common stock. Such designation and issuance of preferred stock favorable to current management or shareholders makes the possible takeover of the Company or the removal of management of the Company very difficult and discourages hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

VOTING CONTROL OF MILINX BY PRESIDENT. Maynard Dokken, founder, President and a director, owns and controls beneficially the voting rights ascribed approximately 17,000,000 common shares, and in addition has options for preferred shares which would vote as if 1,200,000 common shares. His wife, Mikiko has voting rights in preferred shares or options equivalent to approximately 4,000,000 common shares.

LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access.

COMPETITION FROM LARGER AND MORE ESTABLISHED COMPANIES MAY HAMPER MARKETABILITY. The competition in the business applications industry is intense. There are numerous well-established competitors, including national, regional and local companies possessing substantially greater financial, marketing, personnel and other resources than Milinx. Milinx may not be able to market or sell its products if faced with direct product competition from these larger and more established companies.

TRADEMARK PROTECTION AND PROPRIETARY MARKS. Notwithstanding the pending patent pending, there is no assurance Milinx will secure a patent for any process or invention, or be able to sustain a proprietary position in its technology.

MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE. Milinx executive officers and directors and 5% holders beneficially own approximately 20,720,400 common shares with voting rights of 33,945,525 common shares, that result in an absolute majority control. As a result, these executive officers are able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such control could be to delay or prevent a change of control of Milinx unless the terms are approved by such stockholders.

ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation as amended of Milinx authorizes the issuance of 210,000,000 shares of common stock and 100,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by Milinx. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. Milinx common stock is not traded on the OTC Bulletin Board operated by Nasdaq, and there is no assurance a trading market will develop, or if developed, at what volume or price. Milinx did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934.

PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such continues (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.


ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.


ITEM 5.     OTHER EVENTS

SUCCESSOR ISSUER ELECTION.

Upon effectiveness of the exchange, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Milinx became the successor issuer to Forestay Corporation for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective on December 9, 1999.


ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The sole Officer and Director of the registrant, Forestay, resigned upon the acquisition being effective and the successor election being made. No directors or executive officers of Milinx have resigned as a result of the acquisition or since the succession.

ITEM 7.     FINANCIAL STATEMENTS

Milinx Business Group, Inc. will file Financial Statements on Form 8-K not less than 60 days from the filing of this report.

ITEM 8.     CHANGE IN FISCAL YEAR

The successor issuer is adopting a fiscal year end of June 30.



EXHIBITS

1 Agreement and Plan of Merger and amendment thereto between Forestay Corp. and Milinx.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Milinx Business Group, Inc.

                                       By /s/ Maynard Dokken
                                          ------------------------
                                              President, Director
         Date: December 30, 1999